Exhibit 21.1

LIST OF SUBSIDIARIES

The following is a list of all subsidiaries of Secured Digital Applications, Inc. as of December 31, 2005.


                                                   Jurisdiction of Incorporation
Name of Subsidiary                                         or Organization
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China Sea Trade Company, Inc.,                                         Delaware
a wholly owned subsidiary of the Company

SDA Worldwide, Inc.,                                                   Delaware
a wholly owned subsidiary of the Company

Secured Digital Applications (M) Sdn Bhd (SDAM)                        Malaysia
a wholly owned subsidiary of the Company

Perwimas Telecommunications Sdn Bhd,                                   Malaysia
a 86.4% owned subsidiary of SDAM

Armor Multi Systems Sdn Bhd (AMS)                                      Malaysia
a wholly owned subsidiary of SDAM

Secured Shipping Sdn Bhd                                               Malaysia
a wholly owned subsidiary of SDAM

Digital Image ID Sdn Bhd                                               Malaysia
a wholly owned subsidiary of SDAM

Gallant Service Centre (M) Sdn Bhd (GSC)                               Malaysia
a wholly owned subsidiary of SDAM

Armor Multi Services Sdn Bhd                                           Malaysia
a 60% owned subsidiary of AMS

Gallant IT Holdings Sdn Bhd (GIH)                                      Malaysia
a 55% owned subsidiary of GSC

Gallant Zone (M) Sdn Bhd                                               Malaysia
a wholly owned subsidiary of GIH

Eystar Distribution Sdn Bhd                                            Malaysia
a wholly owned subsidiary of GIH

Gallant Focus (M) Sdn Bhd                                              Malaysia
a wholly owned subsidiary of GIH

Innospective Sdn Bhd                                                   Malaysia
A 55% owned subsidiary of SDAM